                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          FIRST SAVINGS BANCORP, INC.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

            Newspaper Advertisement first published by First Savings
                         Bancorp, Inc. on June 5, 2000.
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  Shareholders should read the Proxy Statement in conjunction with this message

                             Attention Shareholders
                            of First Savings Bancorp
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                               Here are the facts
                               about your dividend
                    and your shares of First Savings stock
                      when the merger with First Bancorp
                                   is approved

             The merger agreement with First Bancorp provides that:

              o The amount of the annual  dividend  you receive is
                expected to increase  from what you received last year.

              o You  can  calculate  the  amount  of the  anticipated
                annual dividend by multiplying the number of shares you own now by $1.10. This compares to your current rate of $1.04 per share.

              o You will  receive  more  shares  after the  merger.  The merger  agreement provides for an exchange  ratio of 1.2468.
                As an example, if you now have 1,000 shares First Savings, you will receive 1,246 shares of First Bancorp stock as a result of the merger. (Fractional shares will be paid in cash.)

                     The Board of Directors of First Savings
                urges all shareholders to vote "FOR" the merger.
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                                   Questions?
               If you have lost your proxy or have any questions,
                                 please call us
                                 at 910-692-6222
                             and we will assist you.


The above information has been provided by the board of directors of First Savings Bancorp, Inc. First Bancorp and First Savings Bancorp have filed a joint proxy statement/prospectus and other documents concerning the merger with the United States Securities and Exchange Commission ("SEC") and have mailed the joint proxy statement/prospectus to their shareholders. These documents contain important information and we urge you to read the joint proxy statement/prospectus and other documents filed with the SEC carefully. You can obtain the documents free from the SEC's website, www.sec.gov. Our officers' and directors' interests in First Savings (stock, contracts, etc.) are described in First Savings' September 24, 1999 proxy statement which is also available on the SEC website. In addition, you may obtain free copies of these documents from the Corporate Secretary of First Savings Bancorp, P.O. Box 1657, Southern Pines, North Carolina 28388-1657, telephone (910) 692-6222.

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